Brian P. Leitch, Esq.
Daniel M. Lewis, Esq.
Michael J. Canning, Esq.
Denis M. Delja, Esq. (VSB No. 65396)
ARNOLD & PORTER LLP
370 Seventeenth Street, Suite 4500
Denver, Colorado 80202-1370
(303) 863-1000
     - and -
555 Twelfth Street, NW
Washington, DC 20004-1206
(202) 942-5000
     - and -
399 Park Avenue
New York, New York 10022
(212) 715-1000

Counsel to the Debtors and Debtors-in-Possession

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF VIRGINIA
ALEXANDRIA DIVISION

                                                                                       )
In re:                                                                               )                                             Case No. 04-13819
                                                                                       )                                             Jointly Administered
US AIRWAYS, INC., et al.,                                            )                                             Chapter 11
                                                                                       )                                           Hon. Stephen S. Mitchell
Debtors.                                                                        )
                                                                                     )

                       ORDER APPROVING (1) THE PRIMARY TRANCHE A LENDER ASSIGNMENT,
                             (2) THE ALTERNATE TRANCHE A LENDER ASSIGNMENT, AND (3) THE
                        AMENDMENT NO. 5 TO LOAN AGREEMENT PURSUANT TO 11 U.S.C. Sections 105,
                                   363, 1108, AND BANKRUPTCY RULES 4001 AND 6004

     Upon the motion dated December 6, 2004 (the "Motion"),1 wherein the Debtors and debtors-in-possession in the above-captioned cases moved this Court for an order authorizing and approving each of (1) the Primary Tranche A Lender Assignment, (2) the Alternate Tranche A Lender Assignment, (3) Amendment No. 5 to Loan Agreement, and Ancillary Relief, as outlined in the Motion; the Court finds that (i) it has jurisdiction over the matters raised in the Motion pursuant to 28 U.S.C. Sections 157 and 1334; (ii) this is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2); (iii) the relief requested in the Motion is in the best interest of the Debtors, their estates and their creditors; (iv) proper and adequate notice of the Motion and the hearing thereon has been given and no other or further notice is necessary; and (v) upon the record herein, after due deliberation thereon, good and sufficient cause exists for the granting of Motion. Therefore,

                              IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.  The Motion is GRANTED;

2.  Each of (1) the Primary Tranche A Lender Assignment, (2) the Alternate Tranche A Lender Assignment, and (3) the Amendment No. 5 to Loan Agreement (collectively, the "Assignment Documents"), is authorized and approved as are all of the transactions and other actions that each of them specifies or contemplates (collectively, the "Authorized Transactions");

3.  The Debtors are authorized and directed to execute and enter into each of the Assignment Documents to which they are a party, and to perform their obligations as specified or contemplated therein, including, without limitation, to pay the fees, costs and expenses related to such transactions;

4.  The Debtors are deemed to irrevocably waive any objection, and to consent, to each of the Assignment Documents and Authorized Transactions;

5.  In the event that the Tranche A Loan is hereafter assigned to the ATSB as the result of a payment demand under the Amended and Restated Guarantee, then the Debtors are deemed to irrevocably waive any objection, and to consent, to any such assignment to the ATSB of any or all of the Tranche A Lenders' right, title and interest with respect to the Tranche A Loan (an "Assignment to the ATSB") without any further action by the Debtors or order of this Court;

6.  The Authorized Transactions, and the Assignment to the ATSB, shall be exempt from any limitations, restrictions, or notice procedures concerning the trading or other assignment of claims against the Debtors which have been established by the Court or which the Court may hereinafter establish, including, without limitation, the "Order Establishing Notice and Hearing Procedures for Trading in Claims and Equity Securities," (see docket nos. 34 and 95), or similar order, and no further order of the Court or other action shall be necessary to implement this exemption;

7.  The Debtors and their estates are deemed to irrevocably release YST, BofA, Govco and Citibank, each in their respective capacities as Tranche A Lender, and the Agent from any obligation to return, surrender, disgorge or reimburse any amount in respect of principal of or interest on the Tranche A Loan which was paid (pre-petition or post-petition) by or on behalf of the Debtors on or prior to the effective date of the Assignments, and to waive any claim, demand, action or right to such relief; and

8.  Neither this Order, nor the consummation of any of the Authorized Transactions, shall affect the validity and enforceability of any lien, security interest or priority claim that is acknowledged or authorized by the Final Cash Collateral Order;

                              SO ORDERED by the Court this ____ day of December, 2004.

Dated: Alexandria, Virginia

         __________, 2004

STEPHEN S. MITCHELL
UNITED STATES BANKRUPTCY JUDGE

WE ASK FOR THIS:

___________________________________
Brian P. Leitch, Esq.
Daniel M. Lewis, Esq.
Michael J. Canning, Esq.
Denis M. Delja, Esq. (VSB No. 65396)
ARNOLD & PORTER LLP

370 Seventeenth Street, Suite 4500
Denver, CO 80202 (303) 863-1000
     - and -
555 Twelfth Street, NW
Washington, DC 20004 (202) 942-5000
     -and-
399 Park Avenue
New York, NY 10022 (212) 715-1000

Counsel to the Debtors and Debtors-in-Possession

1    Unless indicated otherwise, all capitalized terms that are defined in the Motion shall have the meanings ascribed to them in the Motion.